Exhibit 99.1

Lucid Announces Cashless Redemption of Public Warrants

•	Cashless redemption reflects confidence in Lucid business outlook and strong balance sheet
•	Action minimizes dilution to existing shareholders while enabling warrant holders to hold Lucid stock without cash exercise

NEWARK, CA, September 8, 2021 – Lucid Group, which is setting new standards with its advanced luxury EVs, today announced that the Company will redeem all of its outstanding public warrants (the “Public Warrants”) to purchase shares of the Company’s Class A common stock that were issued under the Warrant Agreement dated July 29, 2020 by and between the Company and Continental Stock Transfer & Trust Company as warrant agent (as assigned to and assumed by the Company and Equiniti Trust Company, as transfer agent and warrant agent), as part of the units sold in the Company’s initial public offering (the “IPO”), for a redemption price of $0.01 per Public Warrant (the “Redemption Price”) that remain outstanding at 5:00 p.m. Eastern Time on October 8, 2021 (the “Redemption Date”).

“We are pleased to announce the cashless redemption of our public warrants,“ said Peter Rawlinson, CEO & CTO of Lucid Group. “This is an important milestone in streamlining our capital structure to eliminate outstanding public warrants at the same time as we see growing confidence in Lucid’s ground-breaking, in-house developed electric vehicle technology, which will soon arrive into the market in Lucid Air. Lucid has chosen in part to require cashless exercise of the Public Warrants to enable warrant holders, including our retail investors, to hold shares in Lucid without cash exercise. We also expect this action will minimize dilution from these public warrants.”

The Public Warrants are listed on Nasdaq under the symbol “LCIDW.” Each Public Warrant entitles the holder thereof to purchase one share of Class A common stock for a purchase price of $11.50 per share, subject to adjustments (the “Exercise Price”). Under the terms of the Warrant Agreement, Lucid is entitled to redeem all of the outstanding Public Warrants if the last sale price of the Class A common stock is at least $18.00 per share on each of twenty trading days within any thirty-day trading period ending on the third trading day prior to the date on which a notice of redemption is given. Lucid has directed the warrant agent to deliver a notice of redemption to each of the registered holders of the outstanding Public Warrants. Warrants to purchase Class A common stock that were issued under the Warrant Agreement in a private placement simultaneously with the IPO and still held by the initial holders thereof or their permitted transferees are not subject to this notice of redemption.

The Public Warrants will cease trading on Nasdaq at 5:00 pm Eastern Time on the Redemption Date. Any Public Warrants that remain unexercised at 5:00 pm Eastern Time on the Redemption Date will be delisted, void and no longer exercisable, and their holders will have no rights with respect to those Public Warrants except to receive the Redemption Price or as otherwise described in the redemption notice for holders who hold their Public Warrants in “street name.”

In addition, in accordance with the Warrant Agreement, Lucid’s board of directors has elected to require that, upon delivery of the notice of redemption, all Public Warrants are to be exercised only on a “cashless basis.” Accordingly, holders may no longer exercise Public Warrants and receive Class A common stock in exchange for payment in cash of the $11.50 per warrant exercise price. Instead, a holder exercising a Public Warrant will be deemed to pay the $11.50 per warrant exercise price by the surrender of 0.5542 of a share of Class A common stock (such fraction determined as described below) that such holder would have been entitled to receive upon a cash exercise of a Public Warrant. Accordingly, by virtue of the cashless exercise of the Public Warrants, exercising warrant holders will receive 0.4458 of a share of Class A common stock for each Public Warrant surrendered for exercise.

The number of shares of Class A common stock that each exercising warrant holder will receive by virtue of the cashless exercise (instead of paying the $11.50 per Public Warrant cash exercise price) was calculated in accordance with the terms of the Warrant Agreement and is equal to the quotient obtained by dividing (x) the product of the number of shares underlying the Public Warrants held by such warrant holder, multiplied by the difference between $20.751, the average last sale price of the Class A common stock for the ten trading days ending on September 2, 2021, the third trading day prior to the date of the redemption notice (the “Fair Market Value”) and $11.50, by (y) the Fair Market Value. If any holder of Public Warrants would, after taking into account all of such holder’s Public Warrants exercised at one time, be entitled to receive a fractional interest in a share of Class A common stock, the number of shares the holder will be entitled to receive will be rounded down to the nearest whole number of shares.

Questions concerning redemption and exercise of the Public Warrants can be directed to Equiniti Trust Company, P.O. Box 64874, St. Paul, MN 55164-0874, Attention: EQ Shareowner Services, telephone number (833) 914-2119.

About Lucid Group

Lucid seeks to inspire the adoption of sustainable energy by creating the most captivating electric vehicles, centered around the human experience. The company’s first car, Lucid Air, is a state-of-the-art luxury sedan with a California-inspired design underpinned by race-proven technology. Featuring luxurious interior space in a mid-size exterior footprint, select models of Air are expected to be capable of a projected EPA estimated range of over 500 miles. Customer deliveries of Lucid Air are planned to begin this year.

Media Contact

media@lucidmotors.com

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Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict” or other similar expressions that predict or indicate future events or trends or that are not statements of historical facts. These forward-looking statements include, but are not limited to, statements regarding the Company’s expectations and timing related to the start of production and deliveries of the Lucid Air and the performance, range, and other features of the Lucid Air. These statements are based on various assumptions, and actual events and circumstances may differ. Forward-looking statements are subject to a number of risks and uncertainties, including factors discussed in the Company’s Registration Statement on Form S-1, the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2020 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, in each case, under the heading “Risk Factors,” as well as other documents of the Company that are filed, or will be filed, with the Securities and Exchange Commission. If any of these risks materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this communication. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication.